GHL Acquisition Corp.

(a corporation in the development stage)

INDEX TO FINANCIAL STATEMENTS

Report Of Independent Registered Public Accounting Firm	2
Balance Sheet	3
Notes to Financial Statements	4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

GHL Acquisition Corp.

We have audited the accompanying balance sheet of GHL Acquisition Corp. (a corporation in the development stage) (the “Company”) as of February 21, 2008. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Company as of February 21, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ Eisner LLP

New York, New York

March 6, 2008

GHL Acquisition Corp.

(a corporation in the development stage)

BALANCE SHEET

February 21, 2008

ASSETS:
Current assets:
Cash and cash equivalents	$1,150,170
Cash and cash equivalents held in trust at broker	400,000,000
Total assets	$401,150,170
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Deferred underwriter commission	$11,288,137
Note payable – stockholder, including interest	255,667
Accrued offering costs	845,899
Total liabilities	12,389,703

Common Stock Subject to Possible Conversion (11,999,999 shares, at conversion value)	119,999,999
Commitments	—

Stockholders’ equity
Preferred stock, $0.0001 par value
Authorized 1,000,000 shares
None issued and outstanding	—
Common stock, $0.001 par value	49,775
Authorized 200,000,000 shares
Issued and outstanding 49,775,000 shares (which includes 11,999,999 common shares subject to possible conversion)
Additional paid-in capital	268,756,360
Deficit accumulated during the development stage	(45,667)
Total stockholders’ equity	268,760,468
Total liabilities and stockholders’ equity	$401,150,170

The accompanying notes are an integral part of the balance sheet.

GHL Acquisition Corp.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS

GHL Acquisition Corp. (the “Company”), a blank check company, was incorporated in Delaware on November 2, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or assets (“Business Combination”). The Company is considered in the development stage and is subject to the risks associated with development stage companies. The Company has selected December 31 as its fiscal year-end.

At February 21, 2008, the Company had not yet commenced any operations, and has generated a net loss. All activity through February 21, 2008 relates to the Company’s formation and its initial public offering (the “Public Offering”) described in Note 3.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Public Offering, management placed substantially all of the net proceeds ($10.00 per Unit sold, or $9.98, per Unit if the underwriter’s over-allotment option is exercised in full, as described in more detail in Note 3) in a trust account (“Trust Account”) and invested in three money market funds, which all meet the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors (other than its independent auditors), prospective target businesses and other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Greenhill & Co., Inc., the Company’s founder (the “Founder”) has agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors, service providers or other entities. There can be no assurance that it will be able to satisfy those obligations. The net proceeds not held in the Trust Account may be used to pay for business, legal and accounting due diligence on prospective Business Combinations and continuing general and administrative expenses. Additionally, up to $5.0 million of interest, subject to adjustment, earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional funds may be released to fund tax obligations.

The Company, after signing a definitive agreement for a Business Combination, is required to submit such transaction for stockholder approval. In the event that (i) a majority of the outstanding shares of common stock sold in the Public Offering that vote in connection with a Business Combination vote against the Business Combination or the proposal to amend the Company’s amended and restated certificate of incorporation to provide for its perpetual existence or (ii) public stockholders owning 30% or more of the shares sold in the Public Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. The Company’s initial stockholders prior to the Public Offering agreed to vote their 9,775,000 founder’s shares of common stock (up to 1,275,000 of the founder's units, including the founder's shares contained therein, are subject to forfeiture by such stockholders if the underwriter does not exercise its over-allotment option) in accordance with the vote of the majority of the shares voted by all the holders of the shares sold in the Public Offering (“Public Stockholders”) with respect to any Business Combination and related amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence. After consummation of a Business Combination, these voting provisions will no longer be applicable. The Company’s stockholders prior to the

Public Offering and the Company’s officers and directors agreed to vote any shares of common stock acquired in, or after, the Public Offering in favor of the Business Combination and related amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who votes against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Public Offering. The Company will proceed with the Business Combination if Public Stockholders owning no more than 30% of the shares sold in the Public Offering (minus one share) both vote against the Business Combination and exercise their conversion rights. Accordingly, Public Stockholders holding 11,999,999 shares sold in the Public Offering may seek conversion of their shares in the event of a Business Combination (or up to 13,799,999 shares if the over-allotment option is exercised in full). Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares of common stock held by the Company’s stockholders prior to the consummation of the Proposed Offering.

The Company’s amended and restated certificate of incorporation provides that the Company will continue in existence only until the 24 month anniversary of the date of the final prospectus relating to the Public Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will liquidate. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Public Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Public Offering discussed in Note 3).

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents — The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Concentration of Credit Risk — The Company maintains its cash and cash equivalents with a financial institution with high credit ratings. At times, the Company may maintain deposits in federally insured financial institutions in excess of federally insured (FDIC) limits. However, management believes that the Company is not exposed to significant credit risk due to the financial position of the depository institution in which those deposits are held. The Company does not believe the cash equivalents held in trust at broker are subject to significant credit risk as the portfolio is invested in three Money Market Funds, which meet the applicable conditions of 2a-7 of the Investment Company Act of 1940. The Company has not experienced any losses on this account.

Deferred Income Taxes — Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $15,000 at February 21, 2008. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at February 21, 2008.

The effective tax rate differs from the statutory rate of 34% due to the valuation allowance.

Fair Value of Financial Instruments — Cash and cash equivalents, cash and cash equivalents held in trust at broker, and notes payable are carried at cost, which approximates fair value due to the short-term nature of these investments.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements — Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3 — PUBLIC OFFERING

Pursuant to a Registration Statement on Form S-1 declared effective by the Securities and Exchange Commission on February 14, 2008, for an offering consummated on February 21, 2008 (the “Registration Statement”), the Company sold in its Public Offering 40,000,000 Units at a price of $10.00 per Unit. Each Unit (a “Unit”) consists of one share of the Company’s common stock, $0.001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.00 commencing on the later of the completion of a Business Combination or 12 months from the effective date of the Public Offering and expiring five years from the effective date of the Public Offering or earlier upon redemption or liquidation of the trust account. The Company may redeem all of the Warrants, at a price of $.01 per Warrant upon 30 days’ prior notice while the Warrants are exercisable, and there is an effective registration statement covering the common stock issuable upon exercise of the Warrants current and available, only if the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. The Company will not redeem the Warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the Warrants is current and available throughout the 30-day redemption period. If the Company calls the Warrants for redemption as described above, the Company’s management will have the option to adopt a plan of recapitalization pursuant to which all holders that wish to exercise Warrants would be required to do so on a “cashless basis.” In such event, each exercising holder would surrender the Warrants for that number of shares of common stock equal to the quotient obtained by dividing (i) the product of the number of shares of common stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (ii) the fair market value. The “fair market value” means the average reported last sale price of the Company’s common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. In accordance with the Warrant Agreement relating to the Warrants sold and issued in the Public Offering, the Company will only be required to use its best efforts to maintain the effectiveness of the registration statement covering the common stock issuable upon exercise of the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, if a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. The number of Warrant shares issuable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of the events enumerated in the Warrant Agreement.

The Warrants are classified within stockholders’ equity since, under the terms of the Warrants, the Company cannot be required to settle or redeem them for cash.

Total underwriting fees related to the Public Offering aggregate to $23,251,500. The Company paid $6,900,000 upon closing of the Public Offering and $16,351,500 is payable only upon the consummation of a Business Combination. Specifically, Banc of America Securities LLC and other underwriters have agreed that approximately 70% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and has waived its right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. The deferred underwriting commission paid will be less pro-rata reductions resulting from the exercise of the stockholder conversion rights as described in the Registration Statement. Accordingly, the liability for deferred underwriting commission excludes $5,063,363, which is included in the liability for common stock subject to possible conversion.

The Company has also granted Banc of America Securities LLC and other underwriters a 30-day over-allotment option to purchase up to 6,000,000 Units. To the extent that the underwriters do not exercise this over-allotment option to purchase an additional 6,000,000 Units of the Company in the Public Offering, the Company’s stockholders prior to the public offering have agreed that they shall return to the Company for cancellation, at no cost, a maximum of 1,275,000 of Units held by them necessary for the founder’s shares to represent 17.5% of the Company’s outstanding common stock after the consummation of the Public Offering and the expiration or exercise of the over-allotment option.

NOTE 4 — NOTE PAYABLE

On November 19, 2007, the Company issued a promissory note in the aggregate principal amount of $250,000 to the Founder. The note accrues interest at the rate of 8.5% per annum, is unsecured and the principal is due at the earlier of (i) December 30, 2008, or (ii) the consummation of the offering. Interest accrued on the note as of February 21, 2008 amounted to $5,667. The note was repaid to the Founder on February 26, 2008.

NOTE 5 — RELATED PARTY TRANSACTIONS AND COMMITMENTS

The Company presently occupies office space provided by the Founder. The Founder has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay the Founder a total of $10,000 per month for such services commencing on the effective date of the Public Offering and will terminate upon the earlier of (i) the consummation of a Business Combination, or (ii) the liquidation of the Company. As of February 21, 2008, the Company has accrued $2,414 with respect to this commitment, with such amount included within “Accrued Expenses” in the accompanying balance sheet as of that date.

On November 13, 2007 the Founder advanced the Company $100 in order to help the Company fund certain start up expenses. The advance was non-interest bearing. The advance was repaid to the Founder on November 28, 2007.

On January 10, 2008, the Company cancelled 1,725,000 founder’s Units, which were surrendered by the founding stockholder in a recapitalization, leaving the founding stockholder with a total of 9,775,000 Units.

On February 1, 2008, the founding stockholder transferred at cost an aggregate of 150,000 of the founder’s Units to certain of the Company’s directors. These transferred Units have the same terms and are subject to the same restrictions on transfer as the founder’s Units. The restrictions on transfer on these Units will lapse 180 days after the consummation of a Business Combination by the Company (if any) (considered a performance condition). In accordance with the Statement of Financial Accounting Standards No 123 (Revised 2004) “Share Based Payments”, the restrictions are not being taken into account for purposes of determining the value of the transferred Units and the Company will record a compensation charge and a related capital contribution (at the time a Business Combination is consummated) for the difference between the consideration received by the founding stockholder in the transfer and the price of $10.00 per Unit paid by the public stockholders which acquired Units in our initial public offering.

Also on February 21, 2008, in connection with the Public Offering, the Founder purchased a total of 8,000,000 Warrants (“Private Placement Warrants”) at $1.00 per Warrant (for an aggregate purchase price of $8,000,000) privately from the Company. All of the proceeds received from the purchase were placed in the Trust Account. The Private Placement Warrants are identical to those included in the Units sold in our initial public offering, except that:

•	the Private Placement Warrants, including the common stock issuable upon exercise of these Warrants, are subject to certain transfer restrictions;
•	the Private Placement Warrants will not be redeemable by the Company so long as they are held by the initial stockholders or their permitted transferees; and
•	the Private Placement Warrants may be exercised by the initial stockholders or their permitted transferees on a cashless basis.